Exhibit 10.16

SECOND AMENDMENT
TO
OFFICE LEASE AGREEMENT

THIS SECOND AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made and entered into by and between Hall Stonebriar Center I Associates, Ltd., , a Texas limited partnership (hereinafter called “Landlord”) and Heartland Card Services, L.L.C. a Missouri corporation (hereinafter called “Tenant”).

WITNESSETH:

WHEREAS, Landlord and Tenant previously entered into a certain Office Building Lease Agreement (the “Lease”) dated May 28, 1998 for the lease of Suite 405 consisting of 2,769 rentable square feet (the “Original Premises”) in that certain office building commonly known as Stonebriar Center I, which is now known as Hall Office Park, Building One (the “Building”), located at 2595 Dallas Parkway, Frisco, Texas 75034;

WHEREAS, the Original Lease was modified by that certain First Amendment to Office Lease Agreement (the “First Amendment”) dated September 30, 1998, wherein, among other things, the Original Premises was expanded by 6,322 rentable square feet (the “Expansion Space”) and the payment terms were increased to reflect the increase in the Base Rental;

WHEREAS, Landlord and Tenant desire to further amend the Original Lease to, among other things, expand the Original Premises by an additional 460 rentable square feet (the “Expansion Space”) and reflect the corresponding increase in the rental for the Premises all as more particularly described below.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             All capitalized terms not otherwise defined herein shall have the same meaning as ascribed to them in the Lease.

2.             Defined Terms.     As used herein the term “Premises” shall mean and include the Original Premises, and effective August 1, 2000, shall also mean and include 460 rentable square feet (the “Expansion Space”) as shown on the attached Exhibit “A”, for a total of 9,551 rentable square feet comprising the Premises.

3.               Base Rental Adjustment.  Effective August 1, 2000, Section 1.4 of the Lease is hereby amended to provide that the Base Rental for the Premises shall be as follows:

Time Period	Annual Amount	Monthly Amount
8/1/2000 through 10/31/2003	$207,353.00	$17,279.42

4.             Improvements to Expansion Space. Landlord shall make certain improvements to the Expansion Space. Landlord’s sole monetary obligation for the Tenant Improvements, including all costs associated with the preparation of the and drawings necessary to complete the Tenant Improvements, is to pay an amount (the “Allowance”) not to exceed Three Thousand Six Hundred Eighty and No/100 Dollars ($3,680.00). The Total Construction Costs in excess of the Allowance (collectively “Tenant’s Costs”) shall be borne by Tenant and shall be payable by Tenant as follows:

Tenant shall pay to Landlord on completion of construction of the Tenant Improvements, an amount equal to one hundred percent (100%) of Tenant’s Costs.

5.             Binding Effect. The terms, covenants, conditions and provisions contained in this Amendment shall be binding upon and inure to the benefit of Landlord and Tenant, their respective heirs, representatives, successors and permitted assigns. Landlord and Tenant hereby ratify and confirm the terms and provisions of the Lease, as amended hereby.

6.             Amendment. This Amendment may not be modified, amended or terminated nor any of its provisions waived except by written agreement signed by both parties. Except as amended previously and hereby, the Lease shall remain in full force and effect, enforceable in accordance with its terms.

7.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed this 25th day of March 2000.

LANDLORD:

HALL STONEBRIAR CENTER I ASSOCIATES, LTD., a Texas limited partnership

By:	Phoenix/Inwood Corporation, a Texas corporation, General Partner

By:	/s/ Mark Depker
Mark Depker
Its:	Vice President

TENANT:

HEARTLAND CARD SERVICES, L.L.C., a Missouri corporation

By:	/s/ Robert O. Carr
Robert O. Carr
Its: President and Chief Executive Officer